                                                                     Exhibit 5.1

                      McGrath North Mullin & Kratz, PC LLO
                         Suite 3700 First National Tower
                    1601 Dodge Street, Omaha, Nebraska 68102
                                  402-341-3070
                                Fax: 402-341-0216


                                                               August 2, 2004

Valmont Industries, Inc.
One Valmont Plaza
Omaha, Nebraska 68154

Ladies and Gentlemen:

     Valmont Industries, Inc., a Delaware corporation (the "COMPANY"), proposes to file with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "ACT"), a Registration Statement on Form S-4 (the "REGISTRATION STATEMENT") relating to $150,000,000 aggregate principal amount of the Company's 6 7/8% Senior Subordinated Notes due 2014 (the "NEW NOTES") and the accompanying guarantees (the "NEW GUARANTEES"). The New Notes and the New Guarantees are to be offered by the Company and the Subsidiary Guarantors (as defined below), respectively, in exchange for $150,000,000 aggregate principal amount of the Company's issued and unregistered 6 7/8% Senior Subordinated Notes due 2014 (the "Old Notes") and the guarantees of the Old Notes by the Subsidiary Guarantors (the "Old Guarantees").

     We have examined originals or copies (certified or otherwise identified to our satisfaction) of the Registration Statement, the Indenture (including the New Guarantees provided therein) dated as of May 4, 2004, between the Company, each of the Company's domestic subsidiaries named in Schedule 1 hereto (the "SUBSIDIARY GUARANTORS") and Wells Fargo Bank, N.A., as trustee (the "TRUSTEE"), pursuant to which the New Notes will be issued (the "INDENTURE"), the form of the New Notes attached as Exhibit 4.3 to the Registration Statement, and such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company and the Subsidiary Guarantors, and have made such inquiries of such officers and representatives, as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

     In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to these opinions that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Company and the Subsidiary Guarantors.

     Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that:

     1. When (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), shall have become effective under the Act,
(ii) the New Notes are duly
executed and authenticated in accordance with the provisions of the Indenture,
(iii) the issuance and exchange of the New Notes for the Old Notes has been duly authorized by requisite corporate action on the part of the Company, and (iv) the New Notes shall have been issued and delivered in exchange for the Old Notes pursuant to the terms set forth in the Registration Statement, the New Notes will be valid and binding obligations of the Company, entitled to the benefits of the Indenture and enforceable against the Company, in accordance with their terms, except to the extent that the enforceability thereof may be limited by
(x) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws now or hereafter in effect relating to the creditors' rights generally and (y) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

     2. When (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), shall have become effective under the Act, (ii) the New Notes are duly executed and authenticated in accordance with the provisions of the Indenture, (iii) the issuance of the New Guarantees has been duly authorized by requisite corporate action on the part of each of the Subsidiary Guarantors, and (iv) the New Notes shall have been issued and delivered in exchange for the Old Notes pursuant to the terms set forth in the Registration Statement and assuming due consideration, the New Guarantees will be valid and binding obligations of each of the Subsidiary Guarantors, entitled to the benefits of the Indenture and enforceable against such applicable Subsidiary Guarantor, in accordance with its terms, except to the extent that the enforceability thereof may be limited by (x) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws now or hereafter in effect relating to the creditors' rights generally and (y) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

     We are members of the Bar of the State of Nebraska and do not purport to be experts on the laws of any jurisdiction other than the State of Nebraska, the business corporation laws of the State of Delaware and the federal laws of the United States.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the section entitled "Legal Matters" within the Registration Statement.

                                                   Yours very truly,

                                                   MCGRATH NORTH MULLIN &
                                                   KRATZ, PC LLO

                                                   /s/ Guy Lawson
                                                   -----------------------
                                                   For the Firm

                                   SCHEDULE 1

                              SUBSIDIARY GUARANTORS

Valmont Coatings, Inc., a Delaware corporation
PiRod, Inc., a Delaware corporation
Newmark International, Inc., a Delaware corporation